Denny's, Inc. Omnibus Incentive
                        Compensation Plan for Executives

                            Effective March 20, 2002









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Contents





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Article 1. Establishment, Objectives, and Duration                            1

Article 2. Definitions                                                        1

Article 3. Administration                                                     6

Article 4. Shares Subject to the Plan and Maximum Awards                      6

Article 5. Eligibility and Participation                                      8

Article 6. Stock Options                                                      8

Article 7. Stock Appreciation Rights                                         10

Article 8. Restricted Stock and Restricted Stock Units                       11

Article 9. Performance Units/Performance Shares                              12

Article 10. Cash-Based Awards and Stock Awards                               13

Article 11. Performance Measures                                             14

Article 12. Annual Incentive Awards                                          15

Article 13. Deferrals                                                        16

Article 14. Rights of Employees                                              16

Article 15. Change in Control                                                17

Article 16. Amendment, Modification, Suspension, and Termination             18

Article 17. Withholding                                                      18

Article 18. Indemnification                                                  19

Article 19. Successors                                                       19

Article 20. General Provisions                                               19



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              Denny's, Inc. Omnibus Incentive Compensation Plan for Executives

              Article 1.  Establishment, Objectives, and Duration


                   1.1 Establishment. Advantica Restaurant Group Inc, a Delaware
              corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the Denny's, Inc. Omnibus Incentive Compensation Plan for Executives" (hereinafter referred to as the "Plan"), as set forth in this document.

              The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Stock Awards, Cash-Based Awards, and Annual Incentive Awards.

              Subject to approval by the Company's stockholders, the Plan shall become effective as of March 20, 2002 (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

                   1.2 Objectives of the Plan. The purpose of the Plan is to
              promote the interests of the Company and its stockholders by strengthening the Company's ability to attract, motivate, and retain employees of the Company upon whose judgment, initiative and efforts the financial success and growth of the business of the Company largely depend, and to provide an additional incentive for such individuals through stock ownership and other rights that promote and recognize the financial success and growth of the Company.

                   1.3 Duration of the Plan. The Plan shall commence as of the
              Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 17 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions.



              Article 2.  Definitions



              Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

                   2.1 "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

                   2.2 "Annual Incentive Award" means an Award granted to a
              Participant as described in Article 12 herein.

                   2.3 "Award" means, individually or collectively, a grant
              under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, Stock Awards, or Annual Incentive Awards.

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                   2.4 "Award Agreement" means either (i) an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan or
              (ii) a statement issued by the Company to a Participant describing the terms and provisions of such Award.

                   2.5 "Beneficial Owner" or "Beneficial Ownership" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

                   2.6 "Board" or "Board of Directors" means the Board of
              Directors of the Company.

                   2.7 "Cash-Based Award" means an Award granted to a
              Participant as described in Article 10 herein.

                   2.8 "Change in Control" of the Company shall be deemed to
              have occurred as of the first day that any one or more of the following conditions shall have been satisfied:


              (a) Any person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates, other than in connection with the acquisition by the Company or its affiliates of a business) representing thirty percent (30%) or more of either the then outstanding Shares or the combined voting power of the Company's then outstanding securities; or

              (b) The following individuals cease for any reason to constitute at least two-thirds (2/3) of the number of Directors of the Company then serving: individuals who, on the Effective Date hereof, constitute the Board of the Company and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of Directors of the Company (as such terms are used in Rule 14A-11 of the Exchange Act)) whose appointment or election by the Board of the Company or nomination of election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the Company's Directors then still in office who either were Directors on the Effective Date of the Plan, or whose appointment, election, or nomination for election was previously approved; or

              (c) The consummation of an agreement, including obtaining all necessary governmental approvals, in which the Company agrees to merge or consolidate with any other entity, other than (i) a merger or consolidation which would result in
                   (A) the voting securities of the Company then outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, greater than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, and (B) individuals described in Section 2.7(b) above constitute more than one-half (1/2) of the members of the Board of Directors of the surviving entity or

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                   ultimate parent thereof; or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates, other than in connection with the acquisition by the Company or its Affiliates of a business) representing thirty percent (30%) or more of either the then outstanding Shares of the Company or the combined voting power of the Company's then outstanding securities; or

              (d) The consummation of (i) a plan of complete liquidation or dissolution of the Company; or (ii) an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, greater than fifty percent (50%) of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition; or

              (e) The adoption of a resolution by the Board to the effect that any Person has acquired effective control of the business and affairs of the Company.

              Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the voting securities of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

              Furthermore, notwithstanding the foregoing, a Change in Control will not be deemed to have occurred by reason of a distribution of the voting securities of any of the Company's Subsidiaries to the stockholders of the Company, or by means of an initial public offering of such securities.

                   2.9 "Code" means the Internal Revenue Code of 1986, as
              amended from time to time.

                   2.10 "Committee" means any committee appointed by the Board to administer Awards to Employees, as specified in Article 3 herein.

                   2.11 "Company" means Advantica Restaurant Group Inc., a Delaware corporation, and any successor thereto as provided in
              Article 19 herein.

                   2.12 "Covered Employee" means a Participant who, as of the anticipated date of vesting and/or payout of an Award, as applicable, is reasonably believed to be one of the group of "covered employees," as defined in Code Section 162(m), or any successor statute, and the regulations promulgated under Code
              Section 162(m).

                   2.13 "Director" means any individual who is a member of the
              Board of Directors of the Company.


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                   2.14 "Disability" shall mean any physical or mental
              condition which would qualify a Participant for a disability benefit under the long-term disability plan maintained by the Company and applicable to that particular Participant, and if no such disability plan exists, then at the discretion of the Committee.

                   2.15 "Employee" means any employee of the Company or any of its Subsidiaries or Affiliates provided such Subsidiary or Affiliate has been designated by the Board as eligible to receive Awards under the Plan.

                   2.16 "Exchange Act" means the Securities Exchange Act of
              1934, as amended from time to time, or any successor act thereto.

                   2.17 "Fair Market Value" means with respect to a Share as of a given date, the closing sales price of the Share on the NASDAQ Stock Market (or other national securities exchange with respect to where such Share is listed) on the date in question (or, if no sales of Shares were made on said exchange on such date, on the next preceding day on which sales were made on such exchange).

                   2.18 "Fiscal Year" means the year commencing on January 1 and ending December 31.

                   2.19 "Freestanding SAR" means an SAR that is granted
              independently of any Options as described in Article 7 herein.

                   2.20 "Incentive Stock Option" or "ISO" means an option to
              purchase Shares granted under Article 6 herein and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.

                   2.21 "Insider" shall mean an individual who is, on the
              relevant date, an officer, director, or more than ten percent (10%)beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

                   2.22 "Nonqualified Stock Option" or "NQSO" means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

                   2.23 "Option" means an Incentive Stock Option or a
              Nonqualified Stock Option, as described in Article 6 herein.

                   2.24 "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

                   2.25 "Participant" means an Employee who has been selected to receive an Award or who has an outstanding Award granted under the Plan.

                   2.26 "Performance-Based Award" means an Award that qualifies as Performance-Based Compensation.

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                   2.27 "Performance-Based Compensation" means the Award is
              qualified as performance-based compensation under Code Section 162(m).

                   2.28 "Performance Measures" means measures as described in
              Article 11, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Covered Employees that are designated to qualify as Performance Based Compensation.

                   2.29 "Performance Period" means the period of time during
              which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

                   2.30 "Performance Share" means an Award granted to a
              Participant as described in Article 9 herein.

                   2.31 "Performance Unit" means an Award granted to a
              Participant as described in Article 9 herein.

                   2.32 "Period of Restriction" means the period when the
              Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Board, at its discretion), as provided in Article 8 herein.

                   2.33 "Person" shall have the meaning ascribed to such term in
              Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

                   2.34 "Restricted Stock" means an Award granted to a
              Participant as described in Article 8 herein.

                   2.35 "Restricted Stock Unit" means an Award granted to a
              Participant as described in  Article 8 herein.

                   2.36 "Retirement" means the voluntary termination of
              employment from the Company or any of its Subsidiaries for any reason other than a leave of absence, death or Disability on or after the attainment of the age of fifty-five (55).

                   2.37 "Shares" means the common stock of the Company, $.01
              par value per share.

                   2.38 "Stock Appreciation Right" or "SAR" means an Award,
              granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 herein.

                   2.39 "Stock Award" means an Award granted to a Participant as described in Section 10.7 herein.

                   2.40 "Subsidiary" means any corporation, partnership, joint venture, limited liability company, or other entity (other than the Company) in an unbroken chain of entities beginning with the Company if, at the time of the granting of an Award, each of the entities other than the last entity in


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              the unbroken chain owns at least fifty percent (50%) of the total combined voting power in one of the other entities in such chain.

                   2.41 "Tandem SAR" means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).



              Article 3.  Administration

                   3.1 General. Subject to the terms and conditions of the
              Plan, the Plan shall be administered by the Board or by the Committee. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. The Board may delegate to the Committee any or all of the administration of the Plan. To the extent that the Board has delegated to the Committee any authority and responsibility under the Plan, all applicable references to the Board in the Plan shall be to the Committee.

                   3.2 Authority of the Board. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Board shall have full power to select Employees who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; and, establish, amend, or waive rules and regulations for the Plan's administration. Further, the Board shall make all other determinations that may be necessary or advisable for the administration of the Plan.

                   3.3 Delegation. The Board may, by resolution, authorize one or more officers of the Company to do one or both of the following: (i) designate officers and Employees of the Company or any of its Subsidiaries to be recipients of Awards; and
              (ii) determine the size of the Award; provided however, that the resolution providing such authorization sets forth the total number of rights and/or Options such officer or officers may Award.

                   3.4 Decisions Binding. All determinations and decisions made by the Board pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Directors, Employees, Participants, and their estates and beneficiaries.

              Article 4.  Shares Subject to the Plan and Maximum Awards

                   4.1 Number of Shares Available for Awards. Subject to
              adjustment as provided in Section 4.2 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be three million two hundred thousand (3,200,000), as well as any Shares available, as of the Effective Date of this Plan, under the Advantica Stock Option Plan.

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              No more than one million (1,000,000) of the Shares may be granted in the form of Awards other than in the form of Options or SARs. The Board shall determine the appropriate methodology for calculating the number of Shares issued pursuant to the Plan.

              Unless and until the Board determines that an Award to a Covered Employee shall not be designed to qualify as Performance Based Compensation, the following rules ("Award Limits") shall apply to grants of such Awards under the Plan:

              (a) Options: The maximum aggregate number of Shares that may be granted in the form of Options, pursuant to any Award granted in any one Fiscal Year to any one single Participant shall be one million five hundred thousand (1,500,000).

              (b) SARs: The maximum aggregate number of Shares that may be granted in the form of Stock Appreciation Rights, pursuant to any Award granted in any one Fiscal Year to any one single Participant shall be one million five hundred thousand (1,500,000).

              (c) Restricted Stock/Units: The maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units granted in any one Fiscal Year to any one Participant shall be five hundred thousand (500,000 shares).

              (d) Performance Shares/Performance Units: The maximum aggregate grant with respect to Awards of Performance Shares made in any one Fiscal Year to any one Participant shall be equal to the value of five hundred thousand (500,000) Shares determined as of the date of vesting or payout, as applicable.

              (e) Cash-Based Awards: The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one Participant in any one Fiscal Year may not exceed in value one million five hundred thousand dollars ($1,500,000) determined as of the date of vesting or payout, as applicable.

              (f) Stock Awards. The maximum aggregate grant with respect to Awards of Stock Awards granted in any one Fiscal Year to any one Participant shall be two hundred fifty thousand (250,000 shares).

                   4.2 Adjustments in Authorized Shares. In the event of any
              corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, the Board, in its sole discretion, in order to prevent dilution or enlargement of Participants' rights under the Plan, shall substitute or adjust, in an equitable manner, as applicable, the number and kind of Shares that may be issued under the Plan, the number and kind of Shares subject to outstanding Awards, the exercise price applicable to outstanding Awards, the Award Limits, the Fair Market Value of the Shares, and other value determinations applicable to outstanding Awards.

              Appropriate adjustments may also be made by the Board in the terms of any Awards under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards on an equitable basis, including modifications of performance targets and changes in the length of Performance Periods.


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              In addition, other than with respect to Options, Stock
              Appreciation Rights, and other Awards intended to constitute Performance-Based Awards, the Board is authorized to make adjustments to the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles. The determination of the Board as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.


              Article 5.  Eligibility and Participation

                   5.1 Eligibility. Persons eligible to participate in this
              Plan include all Employees.

                   5.2 Actual Participation. Subject to the provisions of the
              Plan, the Board may, from time to time, select from all eligible Employees, those to whom Awards shall be granted and shall determine the nature and amount of each Award.


               Article 6. Stock Options

                   6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Board.

                   6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Board shall determine which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO, or an NQSO.

                   6.3 Option Price. The Option Price for each grant of an
              Option under this Plan shall be as determined by the Board; provided, however, the Option Price shall no be less than one hundred percent (100%) of the Fair Market Value of the Shares on the date the Option is granted.

                   6.4 Duration of Options. Each Option granted to a
              Participant shall expire at such time as the Board shall determine at the time of grant; provided, however, no NQSO shall be exercisable later than the tenth (10th) anniversary date of its grant.

                   6.5 Exercise of Options. Options granted under this Article
              6 shall be exercisable at such times and be subject to such restrictions and conditions as the Board shall in each instance approve, which need not be the same for each grant or for each Participant.

                   6.6 Payment. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

              The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering previously acquired Shares having an aggregate Fair

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              Market Value at the time of exercise equal to the total Option
              Price (provided that the Shares that are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price or have been purchased on the open market); (c) by a combination of (a) and (b); or
              (d) any other method approved by the Board in its sole discretion at the time of grant and as set forth in the Award Agreement.

              The Board also may allow cashless exercise as permitted under the Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Board determines to be consistent with the Plan's purpose and applicable law.

              Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

              Unless otherwise determined by the Board, all payments under all of the methods indicated above shall be paid in United States dollars.

                   6.7 Restrictions on Share Transferability. The Board may
              impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

                   6.8 Termination of Employment. Each Participant's Award
              Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment with the Company. Such provisions shall be determined in the sole discretion of the Board, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

                   6.9 Transferability of Options.

              (a) Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

              (b) Nonqualified Stock Options. Except as otherwise provided in a Participant's Award Agreement, no NQSO granted under this
                   Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

                   6.10 Notification of Disqualifying Disposition. If any
             Participant shall make any disposition of Shares issued pursuant to the exercise of an Incentive Stock Option under the circumstances

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              described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.


              Article 7. Stock Appreciation Rights


                   7.1 Grant of SARs. Subject to the terms and conditions of
              the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Board. The Board may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR.

                   Subject to the terms and conditions of the Plan, the Board shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

                   The grant price of a Freestanding SAR shall be no less than the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option.

                   7.2 SAR Agreement. Each SAR grant shall be evidenced by an
              Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Board shall determine.

                   7.3 Term of SARs. The term of an SAR granted under the Plan shall be determined by the Board, in its sole discretion; provided, however, that no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant.

                   7.4 Exercise of Freestanding SARs. Freestanding SARs may be
              exercised upon whatever terms and conditions the Board, in its sole discretion, imposes upon them.

                   7.5 Exercise of Tandem SARs. Tandem SARs may be exercised
              for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

                   7.6 Payment of SAR Amount. Upon the exercise of an SAR, a
              Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

              (a) The difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

              (b) The number of Shares with respect to which the SAR is exercised.

              At the discretion of the Board, the payment upon SAR exercise may be in cash, in Shares of equivalent value, in some combination thereof, or in any other manner approved by the Board at its sole discretion. The Board's determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

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                   7.7 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment with the Company, its Affiliates, and/or its subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Board, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

                   7.8 Nontransferability of SARs. Except as otherwise provided in a Participant's Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

              Article  8.  Restricted Stock and Restricted Stock Units

                   8.1 Grant of Restricted Stock/Units. Subject to the terms and provisions of the Plan, the Board, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Board shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

                   8.2 Restricted Stock Agreement. Each Restricted Stock and/or
              Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock (or the number of Restricted Stock Units) granted, and such other provisions as the Board shall determine.

                   8.3 Transferability. Except as provided in this Article 8, the Shares of Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Board and specified in the Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Board in its sole discretion and set forth in the Award Agreement. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

                   8.4 Other Restrictions. The Board shall impose such other
              conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals or Performance Measures, time-based restrictions, and/or restrictions under applicable federal or state securities laws.

                   To the extent deemed appropriate by the Board, the Company may retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

              Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse, and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Board, in its sole discretion, shall determine.

                   8.5 Voting Rights. To the extent permitted, or required by law, as determined by the Board, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

                   8.6 Dividends and Other Distributions. During the Period of
              Restriction, Participants holding Shares of Restricted Stock or Restricted Stock Units granted hereunder may, if the Board so determines, be credited with dividends paid with respect to the underlying Shares or dividend equivalents while they are so held in a manner determined by the Board in its sole discretion. The Board may apply any restrictions to the dividends that the Board deems appropriate. The Board, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, Shares, Restricted Stock, or Restricted Stock Units.

                   8.7 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Stock and/or Restricted Stock Units following termination of the Participant's employment with the Company. Such provisions shall be determined in the sole discretion of the Board, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

                   8.8 Section 83(b) Election. The Committee may provide in an
              Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to promptly file a copy of such election with the Company.


              Article 9.  Performance Units/Performance Shares

                   9.1 Grant of Performance Units/Shares. Subject to the terms of the Plan, Performance Units and/or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Board.

                   9.2 Value of Performance Units/Shares. Each Performance Unit
              shall have an initial value that is established by the Board at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Board shall set performance goals or Performance Measures in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares that will be paid out to the Participant.

                   9.3 Earning of Performance Units/Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive payout on the number and value of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals or Performance Measures have been achieved.

                   9.4 Form and Timing of Payment of Performance Units/Shares.
              Payment of earned Performance Units/Shares shall be as determined by the Board and as evidenced in the Award Agreement. Subject to the terms of the Plan the Board, in its sole discretion, may pay earned Performance Units/Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Board. The determination of the Board with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

                   9.5 Dividends and Other Distributions. At the discretion of the Board, Participants holding Performance Units/Shares may be entitled to receive dividend equivalents with respect to dividends declared with respect to the Shares. Such dividends may be subject to the accrual, forfeiture, or payout restrictions as determined by the Board in its sole discretion.

                   9.6 Termination of Employment. In the event the employment terminates for any reason, including by reason of death, Disability, or Retirement, all Performance Units/Shares shall be forfeited by the Participant to the Company unless determined otherwise by the Board, as set forth in the Participant's Award Agreement.

                   9.7 Nontransferability. Except as otherwise provided in a
              Participant's Award Agreement, Performance Units/Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant.

              Article 10.  Cash-Based Awards and Stock Awards

                   10.1 Grant of Cash-Based Awards. Subject to the terms of the
              Plan, Cash-Based Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Board.

                   10.2 Value of Cash-Based Awards. Each Cash-Based Award shall have a value as may be determined by the Board. The Board shall set performance goals or Performance Measures in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Cash-Based Awards that will be paid out to the Participant.

                   10.3 Earning of Cash-Based Awards. Subject to the terms of this Plan, the holder of Cash-Based Awards shall be entitled to receive payout on the number and value of Cash-Based Awards earned by the Participant, to be determined by the Board.

                   10.4 Form and Timing of Payment of Cash-Based Awards. Payment
              of earned Cash-Based Awards shall be as determined by the Board and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Board, in its sole discretion, may pay earned Cash-Based Awards in the form of cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Cash-Based Awards. Such Shares may be granted subject to any restrictions deemed appropriate by the Board. The determination of the Board with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

                   10.5 Termination of Employment. In the event the employment terminates for any reason, including by reason of death, Disability, or Retirement, all Cash-Based Awards and Stock Awards shall be forfeited by the Participant to the Company unless determined otherwise by the Board, as set forth in the Participant's Award Agreement.

                   10.6 Nontransferability. Except as otherwise provided in a
              Participant's Award Agreement, Cash-Based Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant.

                   10.7 Stock Awards. The Board may grant other types of
              equity-based or equity-related Awards (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Board shall determine. Such Awards may entail the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

              Article 11.  Performance Measures

              Performance measures:

              (a)      Net earnings;
              (b)      Earnings per share;
              (c)      Net sales growth;
              (d)      Net income (before or after taxes);
              (e)      Net operating profit;
              (f) Return measures (including, but not limited to, return on assets, capital, equity, or sales);
              (g) Cash flow (including, but not limited to, operating cash flow and free cash flow);
              (h) Cash flow return on investments, which equals net cash flows divided by owner's equity;
              (i) Earnings before or after taxes, interest, depreciation and/or amortization;
              (j)      Internal rate of return or increase in net present value;
              (k)      Dividend payments to parent;
              (l)      Gross margins;
              (m)      Gross margins minus expenses;
              (n)      Operating margin;
              (o) Share price (including, but not limited to, growth measures and total shareholder return);

              (p)      Expense targets;
              (q) Working capital targets relating to inventory and/or accounts receivable;
              (r) Planning accuracy (as measured by comparing planned results to actual results);
              (s)      Comparisons to various stock market indices;
              (t)      Comparisons to the performance of other companies;
              (u)      Same-store sales;
              (v)      Customer counts;
              (w)      Customer satisfaction; and
              (x)      EVA(R).

                   For purposes of this Plan, EVA means the positive or negative value determined by net operating profits after taxes over a charge for capital, or any other financial measure, as determined by the Board in its sole discretion. (EVA is a registered trademark of Stern Stewart & Co.).

                   Any Performance measures may be used to measure the
              performance of the Company as a whole or any business unit of the Company.

                   The Board may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs;
              (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year;
              (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

                   Awards that are designed to qualify as Performance-Based
              Compensation, and that are held by Covered Employees, may not be adjusted upward (the Board shall retain the discretion to adjust such Awards downward).

                   In the event that applicable tax and/or securities laws
              change to permit Board discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Board shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Board determines that it is advisable to grant Awards that shall not qualify as Performance Based Compensation, the Board may make such grants without satisfying the requirements of Code Section 162(m).

              Article 12.  Annual Incentive Awards

                   The Board may designate Company executive officers who are eligible to receive a monetary payment in any calendar year based on a percentage of an incentive pool equal to five percent (5%) of the company's consolidated operating earnings for the calendar year. The Board shall allocate an incentive pool percentage to each designated Participant for each calendar year. In no event may the incentive pool percentage for any one Participant exceed thirty percent (30%) of the total pool. Consolidated operating earnings shall mean the consolidated earnings before income taxes of the Company, computed in accordance with generally accepted accounting principles, but shall exclude the effects of Extraordinary Items.

                   For purposes of this Article 12, "Extraordinary Items" shall mean (i) extraordinary, unusual and/or nonrecurring items of gain or loss, (ii) gains or losses on the disposition of a business,
              (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition, all of which must be identified in the audited financial statements, including footnotes, or Management Discussion and Analysis section of the Company's annual report.

                   As soon as possible after the determination of the incentive pool for a Plan year, the Board shall calculate the Participant's allocated portion of the incentive pool based upon the percentage established at the beginning of the calendar year. The Participant's incentive award then shall be determined by the Board based on the Participant's allocated portion of the incentive pool subject to adjustment in the sole discretion of the Board. In no event may the portion of the incentive pool allocated to a participant who is a Covered Employee be increased in any way, including as a result of the reduction of any other Participant's allocated portion.


              Article 13.  Deferrals

              The Board may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock/Units, or the satisfaction of any requirements or goals with respect to Performance Units/Shares, Cash-Based Awards, and Stock Awards. If any such deferral election is required or permitted, the Board shall, in its sole discretion, establish rules and procedures for such payment deferrals.


              Article 14.  Rights of Employees

                   14.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company. Neither an Award nor any benefits arising under this Plan shall constitute part of an employment contract with the Company or any Subsidiary or Affiliate, and, accordingly, subject to Sections 16.1, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to liability on the part of the Company or any Subsidiary or Affiliate for severance payments.

                   14.2 Participation. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

                   14.3 Rights as a Stockholder. A Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such shares.

              Article 15. Change in Control

                   Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Board shall determine otherwise in the Award Agreement:

              (a) With respect to Options, SARs, and time-vested Restricted Stock and Restricted Stock Units, in the event of any merger, consolidation, or reorganization of the Company with or into another corporation, other than a merger, consolidation, or reorganization in which the Company ithe continuing corporation and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash, or other property, or any combination thereof, there shall be substituted on an equitable basis as determined by the Committee in its discretion, for each Share then subject to an Award granted under the Plan, the number and kind of shares of stock, other securities, cash, or other property to which holders of Shares will be entitled pursuant to the transaction; provided however, that with respect to unvested Awards, if the conversion or exchange is for cash or other nonmarketable securities or property, then such Awards shall be cashed out for the Spread Value of such outstanding unvested Awards; for purposes of the immediately preceeding sentence, the "Spread Value" shall be equal to the value of a Share as set forth in the merger agreement and the exercise price of the Award multiplied by the number of outstanding unvested Awards. Further, as pertains to Options and SARs, the Committee in its discretion shall make any other equitable adjustments (including, but not limited to, the exercise price) to preserve the economic value of the Awards. If a Participant's employment is involuntarily terminated within twenty-four (24) months of a Change in Control, then such Participant's outstanding Options, SARs, and time vested Restricted Stock and Restricted Stock Units shall immediately vest; furthermore, with respect to Options and SARs, once vested they shall become exercisable, and shall continue to be exercisable until the earlier to occur of:
                   (i) sixty (60) months after the termination of employment;
                   or (ii) the expiration of the Option Term or SAR Term, as the case may be;

              (b) Annual Incentive Awards shall be paid out based on the consolidated operating earnings of the immediately preceding year or such other method of payment as may be determined by the Board at the time of the Award or thereafter but prior to the Change in Control; and

              (c) The target payout opportunities attainable under all outstanding Awards of performance-based Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, and Cash-Based Awards shall be deemed to have been fully earned as of the effective date of the Change in Control. The vesting of all Awards shall be accelerated as of the effective date of the Change in Control, and there \ shall be pro rata payout to Participants within thirty (30) days following the effective date of the Change in Control based upon an assumed achievement of all relevant targeted performance goals or Performance Measures and upon the length of time within the Performance Period that has elapsed prior to the Change in Control.

              Article 16.  Amendment, Modification, Suspension, and Termination

                   16.1 Amendment, Modification, Suspension, and Termination.
              Subject to the terms of the Plan, the Board may at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan in whole or in part. Notwithstanding anything herein to the contrary, without the prior approval of the Company's stockholders, Options issued under the Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the exercise price of a previously granted Option.

                   16.2 Adjustment of Awards Upon the Occurrence of Certain
              Unusual or Nonrecurring Events. The Board may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Board determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

                   16.3 Awards Previously Granted. Notwithstanding any other
              provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.


              Article 17.  Withholding

                   17.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

                   17.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Board, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing and signed by the Participant, and shall be subject to any restrictions or limitations that the Board, in its sole discretion, deems appropriate.

              Article 18.  Indemnification

                   Each person who is or shall have been a member of the
              Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgement in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by Statute.

                   The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

              Article 19.  Successors

                   All obligations of the Company under the Plan with respect to
              Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

              Article 20.  General Provisions

                   20.1 Forfeiture Events. The Committee may specify in an Award
              Agreement that the Participant's rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Company or Affiliate policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate.

                   20.2 Legend. The Board may require each person receiving
              Shares pursuant to an Award under this Plan to represent to and agree with the Company in writing that the Participant is acquiring the Shares without a view to distribution thereof. In addition, to any legend required by this Plan, the certificates for such Shares may include any legend which the Board deems appropriate to reflect any restrictions on transfer of such Shares.

                   20.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

                   20.4 Severability. In the event any provision of the Plan
              shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

                   20.5 Requirements of Law. The granting of Awards and the
              issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Company shall receive the consideration required by law for the issuance of Awards under the Plan.

                   20.6 Securities Law Compliance. With respect to Insiders,
              transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act, unless determined otherwise by the Board. To the extent any provision of the Plan or action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

                   20.7 Listing. The Company may use reasonable endeavors to
              register Shares allotted pursuant to the exercise of an Award with the United States Securities and Exchange Commission or to effect compliance with the registration, qualification, and listing requirements of any national securities laws, stock exchange, or automated quotation system.

                   20.8 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for shares of Shares under the Plan prior to:

              (a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

              (b) Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

                   20.9 Inability to Obtain Authority. The inability of the
              Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

                   20.10 Investment Representations. As a condition to the
              exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

                   20.11 Employees Based Outside of the United States.
              Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and its Subsidiaries operate or have Employees, the Board, in their sole discretion, shall have the power and authority to:


              (a) Determine which Affiliates and Subsidiaries shall be covered by the Plan;

              (b) Determine which Employees outside the United States are eligible to participate in the Plan;

              (c) Modify the terms and conditions of any Award granted to Employees outside the United States to comply with applicable foreign laws;

              (d) Establish subplans and modify exercise procedures, and other terms and procedures to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section
                   20.11 by the Board shall be attached to this Plan document as Appendices; and

              (e) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

              Notwithstanding the above, the Board may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

                   20.12 Uncertificated Shares. To the extent that the Plan
              provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

                   20.13 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

                   The Plan is not intended to be subject to ERISA.

                   20.14 No Fractional Shares. No fractional Shares shall be
              issued or delivered pursuant to the Plan or any Award. The Board shall determine whether cash, or Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

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                   20.15 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the state of Delaware excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware, county of New Castle, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

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